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                                                                     EXHIBIT 5.1

                              (GARDERE LETTERHEAD)

April 1, 2003


Board of Directors
Dean Foods Company
2515 McKinney Avenue
Suite 1200
Dallas, Texas 75201

Ladies and Gentlemen:

         We have acted as counsel to Dean Foods Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of an additional (i) $15,000,000 of the Company's deferred compensation obligations (the "Obligations"), which are issuable under the Dean Foods Company Executive Deferred Compensation Plan, as originally effective July 1, 1999 (the "Plan") and (ii) 240,000 shares of common stock, $0.01 par value ("Common Stock") of the Company which may be issued or transferred from time to time under the Plan, as most recently amended effective July 1, 2002.

         We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on April 2, 2003 for the registration under the Securities Act of the additional Obligations and Common Stock relative to the Plan.

         With respect to the foregoing, we have examined and have relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the additional Obligations have been duly authorized and, when issued in accordance with the terms of the Plan and conditions set forth in the Plan, will be valid and binding obligations of the Company. The additional 240,000 shares of Common Stock which from time to time may be issued or transferred under the Plan in accordance with appropriate proceedings of the Compensation Committee of the Board of Directors of the Company, when so issued and sold at prices in excess of the par value of the Common Stock in accordance with the




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Board of Directors
Dean Foods Company
April 1, 2003
Page 2


provisions of the Plan will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.


Very truly yours,

GARDERE WYNNE SEWELL LLP


By /s/ SUZAN E. FENNER
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   Suzan E. Fenner, Partner